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                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       June 1, 2004

                     Global Medical Products Holdings, Inc.
                     --------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

         Nevada                      000-29989                  86-0889096
         ------                      ---------                  ----------
(State or other jurisdiction       (Commission                 (IRS Employer
     of Incorporation)             File Number)              Identification No.)

                  2777 Yulupa Ave., #155, Santa Rosa, CA 95405

               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (619) 222-2568

          (Former Name or Former Address, if Changed Since Last Report)

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Item 1. through Item 4. Not Applicable

Item 5.  Other Events and Regulation FD Disclosure

On January 31, 2004 Global Medical Products Holdings, Inc. entered into an "Agreement to Dividend Stock" with JWG Enterprises, Inc., whereby Global Medical Products Holdings, Inc. will receive 20 percent of the equity of GlobeLink Capital, Inc. (formerly GlobeLinkCapital.Com, Inc.) in the form of a stock dividend.(1) Global Medical Products Holdings, Inc. will in turn pass 50 per cent of the dividend through to its shareholders. This was reported February 11, 2004 on Form 8-K.

GlobeLink Capital, Inc. is a joint venture Nevada corporation presently with principle investors - JWG Enterprises, Inc., Alie Chang and Felizian Paul.

As of June 1, 2004, Global Medical Products Holdings, Inc. has not received the agreed upon dividend from JWG Enterprises, Inc. or GlobeLink Capital, Inc. pursuant to the Agreement to Dividend Stock dated February 4, 2004 between JWG Enterprises, Inc. and Global Medical Products Holdings, Inc. The Registrant has been advised that GlobeLink Capital, Inc. has not completed its registration statement and has not dispersed the dividend stock and continues to work on these issues.

Consequently, the Registrant was unable to deliver the stock dividend on the reported payment date of June 1, 2004. The Registrant has been advised that GlobeLink Capital is diligently working on the completion of the above requirements, however, no firm distribution date has been given to the registrant.

A new distribution date will be established and announced as soon as GlobeLink Capital, Inc. has completed its requirements.

Item 6. Not applicable

Item 7 (C) Exhibits

By Reference Form 8-K filed February 8, 2004

Item 8. through Item 12. Not Applicable

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(1) By Reference Form 8-K filed February 8, 2004

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 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Global Medical Products Holdings, Inc.

Date:  June 8, 2004               By: /s/ Douglas P. Brown
                                        ----------------------------
                                        Name: Douglas P. Brown
                                        Title: President